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Exhibit No. 5
IBF VI - Participating Income Corporation
Form SB-2, Amend. No. 2
File No. 333-71091

                    PROCEEDS ESCROW AGREEMENT

     PROCEEDS ESCROW AGREEMENT ("Agreement") dated as of ________________, 2000, by and between IBF VI - Participating Income Corporation, a Delaware corporation (the "Company"),
National Securities Corporation, a ______________ corporation (the "Underwriter"), and Continental Stock Transfer & Trust Company ("Escrow Agent").

                            Recitals

     WHEREAS, the Company intends to engage in a public offering of certain of its securities (the "Offering"), which Offering contemplates minimum aggregate offering proceeds of $500,000 and maximum aggregate offering proceeds of $50,000,000;

     WHEREAS, there will be deposited into an escrow account with Escrow Agent from time to time funds from prospective investors who wish to subscribe for securities offered in connection with the Offering ("Subscribers"), which funds will be held in escrow and distributed in accordance with the terms hereof; and

     WHEREAS, the Escrow Agent is willing to act as an escrow agent in respect of the Escrow Funds (as hereinafter defined) upon the terms and conditions set forth herein;

                            Agreement

     NOW, THEREFORE, for good and valuable considerations, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

     1.    Appointment  of  Escrow  Agent.   The  Company  hereby
appoints the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

     2.   Delivery of Escrow Funds.

     (a) The Underwriter and all selected dealers participating in the Offering shall deliver to the Escrow Agent checks or wire transfers made payable to the order of "CSTTC, Escrow Account" representing subscriptions for the securities of the Company, together with the Subscriber's mailing address and social security number or tax identification number (if the aforesaid information is not provided, the check will be returned or the amount of the wire transfer refunded), no later than noon of the next business day following receipt. The funds delivered to the Escrow Agent shall be deposited by the Escrow Agent into an interest bearing account at Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, entitled CSTTC, Escrow Account for IBF VI - Participating Income Fund (the "Escrow Account") and shall be held and distributed by the Escrow Agent in accordance with the terms hereof. The collected funds deposited into the Escrow Account are referred to herein as the "Escrow Funds." The Escrow Agent shall acknowledge receipt of all Escrow Funds by notifying the Company of deposits into the Escrow Account. The Escrow Agent shall give such notice, in substantially the form attached hereto as Exhibit A, via facsimile on the next business day following the business day on which the Escrow Funds are deposited into the Escrow Account.

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     (b) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Underwriter.

     3. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

     (a) Provided that the Escrow Funds total at least $500,000 at or before 2:00 P.M., New York City time, on ________________, 2000, or on any date prior thereto, the Escrow Funds (or any portion thereof) shall be paid to the Company or as otherwise instructed by the Company and the Underwriter , within one (1) business day after the Escrow Agent receives a written release notice in substantially the form of Exhibit B attached hereto (a "Release Notice") signed by an authorized person of the Company, and thereafter, the Escrow Account will remain open for the purpose of depositing therein the subscription prices for additional securities sold by the Company in the Offering, which additional Escrow Funds shall be paid to the Company and Underwriter (or as otherwise instructed by the Company and Underwriter) upon receipt by the Escrow Agent of a Release Notice as described above.

     (b) If the Escrow Agent has not received a Release Notice from the Company at or before 2:00 P.M., New York City time, on _________________, 2000, and the Escrow Funds do not total at least $500,000 at such time and date, then the Escrow Funds shall be returned to Subscribers, with interest.

In the event that at any time the Escrow Agent shall receive from the Company written instructions signed by an individual who is identified on Exhibit C attached hereto as a person authorized to act on behalf of the Company, requesting the Escrow Agent to refund to an individual or entity the amount of a collected check or other funds received by the Escrow Agent from said individual or entity and deposited into the Escrow Account, the Escrow Agent shall comply with such instructions provided that said funds are in the Escrow Account and have not been paid by the Escrow Agent.

     4. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

     (a) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act on behalf of the Company are set forth in Exhibit C attached hereto.

     (b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

     (c) The Company agrees to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorneys' fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Agreement.

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     (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction.

     (e) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent's obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be (i) to accept wire transfers, checks or other instruments for the payment of money delivered to the Escrow Agent for the Escrow Account and deposit the Escrow Funds into the Escrow Account, and
(ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the funds received by the Escrow Agent have been collected and are available for withdrawal.

     5. Fees. The Escrow Agent shall be entitled to receive from the Company a total of $_____ in fees for the services to be rendered by the Escrow Agent hereunder, and the Escrow Agent hereby acknowledges receipt of such amount from the Company as payment in full of such fees.

     6. Resignation. The Escrow Agent may resign at any time by giving 30 days' notice of such resignation to the Company. Upon providing such notice, the Escrow Agent shall have no further obligations hereunder except to hold the Escrow Funds which it has received as of the date on which it provided the notice of resignation as depositary. In such event, the Escrow Agent shall not take any action until the Company and Underwriter have designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written instructions signed by the Company and Underwriter, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this Section 6, the Escrow Agent shall be relieved from all liability thereafter arising with respect to the Escrow Funds.

     7. Termination. The Company may terminate the appointment of the Escrow Agent hereunder upon written notice signed by an individual on behalf of the Company, each of whose name and signature are included in Exhibit C attached hereto, specifying the date upon which such termination shall take effect. In the event of such termination, the Company and Underwriter shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Underwriter, turn over to such successor escrow agent all of the Escrow Funds. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

     8. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given when delivered personally, on the next business day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision).

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          if to the Company:

          IBF VI - Participating Income Corporation
          1733 Connecticut Avenue, NW
          Washington, DC  20009
          Attention:  Simon A. Hershon, President
          Fax:  (202) 588-5088

          with a copy to:

          Lehman, Jensen & Donahue, L.C.
          620 Judge Building
          8 East Broadway
          Salt Lake City, UT  84111
          Attention:  Mark E. Lehman, Esq.
          Fax:  (801) 363-1715

          if to the Underwriter:

          National Securities Corporation
          875 N. Michigan Ave., Suite 1560
          Chicago, Illinois 60611
          Attn:   Steven A. Rothstein, Chairman Fax:   (        )______________

          with a copy to:

          D'Ancona & Pflaum LLC
          111 East Wacker Drive, Suite 2800
          Chicago, IL  60601
          Attention: Arthur Don, Esq.
            or Steve Curtis, Esq.
          Fax:  (312) 602-3000

          if to the Escrow Agent:

          Continental Stock Transfer & Trust Company
          2 Broadway
          New York, NY 10004
          Attention:  Corporate Trust Department
          Fax:  (212) 509-4000

     9.   General.

     (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such state.

     (b) This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein or covered hereby and supersedes all prior agreements, arrangements and understandings related thereto.

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     (c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto.

     (d) This Agreement may be amended, modified, superseded or cancelled, and any of the terms or conditions hereof may be waived, only by a written instruction executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

     (e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

     (f) This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

IBF VI - PARTICIPATING INCOME CORPORATION


By____________________________________
    Duly Authorized Officer

NATIONAL SECURITIES CORPORATION

By____________________________________
    Duly Authorized Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY


By____________________________________
    Duly Authorized Officer

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                                                        EXHIBIT A

            Forms of Receipt of Funds by Escrow Agent


[Date]


IBF VI - Participating Income Corporation
1733 Connecticut Avenue, NW
Washington, DC  20009
Attention:  Simon A. Hershon, President

Dear Sirs:

Pursuant  to  Section 2(a) of the Escrow Agreement  dated  as  of
___________,   2000,  we  confirm  receipt  of  the   amount   of
$_____________________ today for deposit into the Escrow Fund.

Very truly yours,


_______________________________________

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                                                        EXHIBIT B

                     Form of Release Notice

Continental Stock Transfer & Trust Company
2 Broadway
New York, NY 10004
Attention:  Corporate Trust Department

Dear Sirs:

The  undersigned hereby authorize and instruct Continental  Stock
Transfer   &   Trust  Company,  as  escrow  agent,   to   release
$__________________ of Escrow Funds from the Escrow Account and to deliver such funds as follows:

                 [Insert Delivery Instructions]

     Executed as of this ____ day of _______________, 2000.

IBF VI - PARTICIPATING INCOME CORPORATION


By____________________________________
    Duly Authorized Officer

NATIONAL SECURITIES CORPORATION


By____________________________________
    Duly Authorized Officer

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                                                        EXHIBIT C

                      Authorized Personnel


     The Escrow Agent is authorized to accept instructions and notices signed or believed by the Escrow Agent to be signed by any one of the following, each of whom is authorized to act on behalf of the Company:

On Behalf of IBF VI - PARTICIPATING INCOME CORPORATION:

Name                Title               Signature



On Behalf of NATIONAL SECURITIES CORPORATION

Name                Title               Signature

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